EXHIBIT 10.23(a)

AMENDMENT TO

RESTRICTED STOCK AGREEMENT

WHEREAS, Reliant Pharmaceuticals, Inc, a Delaware corporation (the “Company”), and Ernest Mario (“Participant”) are parties to a  Restricted Stock Agreement dated November 15, 2005 (the “Restricted Stock Agreement”) governing the grant of 425,000 shares of common stock, $.01 par value of the Company pursuant to the Reliant Pharmaceuticals 2004 Equity Incentive Plan; and

WHEREAS, the Company and Participant mutually desire to amend the Restricted Stock Agreement.

NOW THEREFORE, the Company and Participant hereby amend the Restricted Stock Agreement effective as of the date hereof as follows:

1.                                       By substituting the following for the Vesting Commencement Date in the Notice of Grant contained in the Restricted Stock Agreement:

“Vesting Commencement Date:                June 30, 2007”

2.                                       By substituting the following for the second paragraph of the description of the Vesting Schedule in the Notice of Grant contained in the Restricted Stock Agreement:

“Participant shall vest in 1/3 of the Restricted Shares (141,666 Restricted Shares) on each anniversary of the Vesting Commencement Date, so that all of the Restricted Shares shall be vested and no longer subject to the restrictions of and forfeiture under this Agreement on the third anniversary of the Vesting Commencement Date; provided, however, that Participant shall be fully vested in all of the Restricted Shares and no longer subject to the restrictions of and forfeiture under this Agreement upon: (i) the effective date of a Change of Control (as defined below), (ii) the one hundred eighty-first (181st) day following the closing of an underwritten public offering of the Company’s Common Stock (but not earlier than June 30, 2008), (iii) termination of Participant’s employment by the Company without Cause (as defined in the Employment Agreement) or by Participant for Good Reason (as defined in the Employment Agreement), (iv) death, (v) Disability or (vi) failure of the Participant to be reappointed as a Director; provided that vesting shall not be accelerated pursuant to this clause (vi) in the event that (A) the Participant is unable or unwilling to serve as a Director or (B) the Participant’s employment by the Company is or was terminated by the Company for Cause.”

In all other regards the Restricted Stock Agreement shall remain in full force and effect.

RELIANT PHARMACEUTICALS, INC.	PARTICIPANT

By:
Ernest Mario
Its:	Dated: as of June 6, 2006

Dated: as of June 6, 2006